                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 9, 2001 (except with respect to the matter discussed in the fourth paragraph under the sub-heading Equity Investments within Note 2 of the financial statements, as to which the date is April 13, 2001) included in Allied Holdings, Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement.





                                        /s/ ARTHUR ANDERSEN LLP
                                        ---------------------------------------
                                        Arthur Andersen LLP

Atlanta, Georgia
May 31, 2001


                                       3